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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated February 19, 1997 relating to the consolidated financial statements of Nu Skin Asia Pacific, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Other Information" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Consolidated Financial and Other Information."

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Salt Lake City, Utah
June 2, 1997